Exhibit 107

Calculation of Fee Filing Tables

Form F-3
(Form Type)

Genenta Science S.p.A.
(Exact name of Registration as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, no par value	Rule 457(o)
	Other	Rights	Rule 457(o)
	Unallocated (Universal) Shelf	—	Rule 457(o)	$100,000,000	(1)	N/A	(2)	$100,000,000	$0.00011020	$11,020
Fees Previously Paid	—	—	—	—		—		—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—				—			—	—	—	—
	Total Offering Amounts							$100,000,000		$11,020
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$11,020

(1)	There is being registered hereunder an unspecified number of ordinary shares, including those represented by American depositary shares (“ADSs”), and rights exercisable for ordinary shares and/or ordinary shares represented by ADSs, as may be sold from time to time by Genenta Science S.p.A. (the “Registrant”). Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an unspecified number of ordinary shares, including those represented by ADSs, as shall be issuable upon the conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $100,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	The proposed maximum offering price per unit and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specific as to each class of security pursuant to Instruction 2(A)(ii)(b) to Item 9 of Form F-3 under the Securities Act.